                                    THE AAL MUTUAL FUNDS
                                    AMENDED AND RESTATED
                               DISTRIBUTION PLAN AND AGREEMENT
                                       CLASS A SHARES
                                       CLASS B SHARES

AMENDED AND RESTATED  DISTRIBUTION  PLAN AND  AGREEMENT  made as of November 11, 2003, by and between THE AAL MUTUAL FUNDS,  a  Massachusetts  Business  Trust (the  "Fund"),  and THRIVENT
INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Distributor" and the "Adviser").

1.      This  Distribution  and Service Plan (the "Plan"),  when effective in accordance with its terms,  shall be the written plan contemplated by Securities and Exchange  Commission
    Rule 12b-1  under the  Investment  Company  act of 1940,  as amended  (the "Act") for the
    Class A shares and Class B shares of each  Series  identified  in  Appendix  A,  attached hereto (the "Series"), a class of shares of Fund.

2.      The Fund has entered into a Distribution  Agreement with the Distributor  under which the Distributor  uses all reasonable  efforts,  consistent  with its other  business,  to secure  purchasers  of shares of each  Series of the Fund (the  "Shares").  Such  efforts may  include,  but  neither are  required  to include nor are limited to, the  following:
    (1)  formulation and  implementation  of marketing and  promotional  activities,  such as mail  promotions  and  television,  radio,  newspaper,  magazine  and  other  mass  media advertising;  (2) preparation,  printing and distribution of sales literature provided to the Fund's  shareholders  and prospective  shareholders;  (3)  preparation,  printing and distribution  of  prospectuses  and statements of additional  information of the Fund and reports to recipients  other than existing  shareholders  of the Fund; (4) obtaining such information,  analyses and reports with respect to marketing and  promotional  activities as the Distributor  may, from time to time,  deem advisable;  (5) making payment of sales commission,  ongoing  commissions  and other  payments  to  brokers,  dealers,  financial institutions  or others  who sell  Shares  pursuant  to  Selling  Agreements;  (6) paying compensation  to registered  representatives  or other  employees of the  Distributor who engage  in or  support  distribution  of the  Fund's  Shares;  (7)  reimbursing  expenses
    (including  overhead  and  telephone   expenses)  of,  the  Distributor;   (8)  providing
    training,  marketing  and  support to  dealers  and  others  with  respect to the sale of
    Shares;  (9)  receiving  and  answering   correspondence  from  prospective  shareholders
    including  distributing   prospectuses,   statements  of  additional   information,   and
    shareholder  reports;  (10) providing  facilities to answer  questions  from  prospective investors  about Shares;  (11) assisting  investors in completing  application  forms and
    selecting   dividend  and  other  account   options;   (12)  providing  other  reasonable
    assistance in connection  with the  distribution  of the Fund's shares;  (13)  organizing and  conducting  sales  seminars  and  making  payments  in  the  form  of  transactional compensation  or promotional  incentives;  and (14) such other  distribution  and service activities  as the Fund  determines  may be paid for by the Fund pursuant to the terms of this Plan and in accordance with Rule 12b-1 of the Act.

3.      In  consideration  for  the  services  provided  and  the  expenses  incurred  by the
    Distributor  pursuant to the  Distribution  Agreement  and  Paragraph 2 hereof,  all with respect to Class A shares of a Series of the Fund,  Class A shares of each  Series  shall pay to the  Distributor  a fee at the annual rate of 0.25% (or such lesser  amount as the
    Fund  Trustees  may,  from time to time,  determine)  of the average  daily net assets of
    Class A shares of such  Series.  This fee shall be accrued  daily and paid  monthly or at such other intervals,  as the Fund Trustees shall determine.  The  determination of daily net  assets  shall be made at the close of  business  each day  throughout  the month and computed  in  the  manner  specified  in the  Fund's  then  current  Prospectus  for  the determination  of the net asset value of the Fund's Class A shares.  The  Distributor may use  all or any  portion  of the  fee  received  pursuant  to  this  Plan  to  compensate securities  dealers or other  persons  who have  engaged in the sale of Class A shares or to pay any of the expenses  associated with other  activities  authorized under Paragraph
    2 hereof.  Each Fund will  reimburse the  Distributor  for the  aforementioned  expenses, but the Distributor  shall bear any such expenses in excess of the fee received  pursuant to this Plan.

4.      In  consideration  for  the  services  provided  and  the  expenses  incurred  by the
    Distributor  pursuant to the  Distribution  Agreement  and  Paragraph 2 hereof,  all with respect to Class B shares of a Series of the Fund,  Class B shares of each  Series  shall pay to the  Distributor  a  distribution  fee at the annual rate of 0.75% (except for the
    Thrivent  Limited  Maturity  Bond Fund) and a  servicing  fee at the annual rate of 0.25%
    (or such lesser  amount[s] as the Fund  Trustees  may,  from time to time,  determine) of the  average  daily  net  assets  of Class B shares  of such  Series.  This fee  shall be accrued daily and paid monthly or at such other  intervals,  as the Fund  Trustees  shall determine.  The  determination  of  daily  net  assets  shall  be  made at the  close  of business  each day  throughout  the month and  computed  in the manner  specified  in the
    Fund's  then  current  Prospectus  for the  determination  of the net asset  value of the
    Fund's  Class B shares.  The  Distributor  may use all or any portion of the fee received pursuant  to this  Plan to  compensate  securities  dealers  or  other  persons  who have engaged  in the sale of  Class B shares  or to pay any of the  expenses  associated  with other  activities  authorized  under  Paragraph 2 hereof.  Each Fund will  reimburse  the
    Distributor for the  aforementioned  expenses,  but the  Distributor  shall bear any such expenses in excess of the fee received pursuant to this Plan.

5.      The Fund presently  pays, and will continue to pay, an investment  adviser fee to the
    Adviser  pursuant to an  investment  adviser  agreement  between the Fund and the Adviser
    (the  "Investment  Advisory  Agreement").  It is recognized  that the Adviser may use its adviser  fee  revenue,  as well as its past  profits  or its  resources  from  any  other source,  to pay any expenses  incurred in  connection  with the  distribution  of Class A shares and Class B shares,  including the  activities  referred to in Paragraph 2 hereof.
    To the  extent  that the  payment of adviser  fees by the Fund to the  Adviser  should be deemed to be  indirect  financing  of any  activity  primarily  intended to result in the sale of Class A shares and Class B shares  within the  meaning of Rule  12b-1,  then such payment shall be deemed to be authorized by this Plan.

6.      This Plan as applied to the Class A shares and Class B shares has been  approved  (a)
    by a vote of at least a  majority  (as  defined  in the Act) of the  outstanding  Class A shares  and Class B shares of the  Series of the Fund as to any Series for which the Plan was  adopted  after the  initial  public  offering of that Series and (b) by votes of the majority of both (i) the Board of Trustees  of the Fund,  and (ii) those  Trustees of the
    Fund who are not  "interested  persons"  (as defined in the Act) of the Fund and who have no  direct  or  indirect  financial  interest  in  the  operation  of  this  Plan  or any agreements  related  to this Plan  (the  "Disinterested  Trustees"),  cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

7.      Unless  sooner  terminated  pursuant  to  Paragraph  6, this Plan shall  continue  in effect for a period of twelve months from the date it takes effect and  thereafter  shall continue  in  effect  so long as such  continuance  is  specifically  approved  at  least annually in the manner provided for approval of this Plan in Paragraph 6(b).

8.      A  representative  of the Distributor  shall provide to the Board of Trustees and the
    Board of Trustees  shall  review at least  quarterly  a written  report of the amounts so expended and the purposes for which such expenditures were made.

9.      This Plan,  as it applies to Class A shares,  may be  terminated  at any time by vote of a majority  of the  Disinterested  Trustees,  or by vote of a majority  (as defined in the Act) of the outstanding Class A shares of the Series of the Fund.

10.     This Plan,  as it applies to Class B shares,  may be  terminated  at any time by vote of a majority  of the  Disinterested  Trustees,  or by vote of a majority  (as defined in the Act) of the outstanding Class B shares of the Series of the Fund.

11.     Any  agreement  of the  Series of the Fund  related  to this Plan shall be in writing and shall provide:

A.      That such  agreement may be terminated at any time,  without  payment of any penalty, by vote of a majority of the  Disinterested  Trustees or by a vote of a majority  (as defined  in the Act) of the  outstanding  Class A shares of the Series of the Fund on not more than sixty (60) days' written  notice to any other party to the  agreement);
        and

B.      That such  agreement may be terminated at any time,  without  payment of any penalty, by vote of a majority of the  Disinterested  Trustees or by a vote of a majority  (as defined  in the Act) of the  outstanding  Class B shares of the Series of the Fund on not more than sixty (60) days' written  notice to any other party to the  agreement);
        and

C.      That such agreement shall terminate automatically in the event of its assignment.

12.     While the Plan is in effect,  the  selection  and  nomination of Trustees who are not
    "interested  persons"  (as  defined  in the Act) of the Fund  shall be  committed  to the discretion of the Trustees who are not interested  persons.  Furthermore,  any person who acts as a legal  counsel for the  disinterested  Trustees  of the Fund is an  independent legal counsel.

13.     This Plan does not require the  Distributor  to perform any specific type or level of distribution  activities  or to incur  any  specific  level of  expenses  for  activities primarily intended to result in the sale of Class A shares and Class B shares.

14.     The Fund  shall  preserve  copies of this  Plan and any  related  agreements  and all reports  made  pursuant to  Paragraph 8, for a period of not less than six years from the date of the Plan,  or the  agreements  or such report,  as the case may be, the first two years in an easily accessible place.

15.     This Plan may not be amended to increase  materially  the amount of fees provided for in  Paragraphs 3 and 4 hereof  unless such  amendment is approved in the manner  provided for initial  approval in Paragraph 6 hereof and no other material  amendment to this Plan shall be made unless  approved in the manner  provided for initial  approval in Paragraph
    6(b) hereof.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  and  delivered  this Plan as of the first date written above.

The AAL Mutual Funds

By: _____________________________________
    Pamela J. Moret, President

THRIVENT INVESTMENT MANAGEMENT INC.

By: _____________________________________
    Bruce J. Nicholson, President

                                    THE AAL MUTUAL FUNDS

APPENDIX A

Series

The AAL Technology Stock Fund                      The AAL Aggressive Growth Fund
The AAL Small Cap Stock Fund                       The AAL Small Cap Index Fund II
The AAL Small Cap Value Fund                       The AAL Mid Cap Stock Fund
The AAL Mid Cap Index Fund II                      The AAL International Fund
The AAL Capital Growth Fund                        The AAL Large Company Index Fund II
The AAL Equity Income Fund                         The AAL Balanced Fund
The AAL High Yield Bond Fund                       The AAL Municipal Bond-Fund
The AAL Bond Fund                                  The AAL Money Market Fund
Thrivent Mid Cap growth Fund                       Thrivent High Yield Fund
Thrivent Income Fund                               Thrivent Limited Maturity Bond Fund